Exhibit 99.1

Press Release

Comstock Holding Announces Major Shift of Business Focus

New Focus on Commercial Development, Asset Management and Real Estate Services – Strategy Anchored by Long-Term Asset Management Agreement Covering Mixed-Use & Transit-Oriented Assets in Washington, DC Area with AUM Value in Excess of $2.5B

WASHINGTON and RESTON, Va., April 02, 2018 (GLOBE NEWSWIRE)

Comstock Holding Companies, Inc., (NASDAQ: CHCI) (“CHCI” or the “Company”), today announced it will be transitioning its business strategy and operating platform from for-sale homebuilding to commercial development, asset management and real estate services. Anchoring the transition is a long-term asset management agreement entered into by a wholly owned subsidiary of CHCI and privately held entities that own multiple mixed-use developments and stabilized assets at key Metro stations on Washington DC Metro’s Silver Line, which upon completion in 2020, will connect Dulles International Airport and Loudoun County to Tysons Corner and downtown Washington, DC. The assets under management (“AUM”) covered by the initial asset management agreement will at full build out include more than 5 million square feet of investment-grade, mixed-use assets encompassing more than 2,500 multi-family rental units, Class A and Trophy office, retail and entertainment buildings, hotels, and parking garages located adjacent to Silver Line Metro Stations; representing an estimated AUM value of $2.5 to $3.0 Billion.

Ownership of the portfolio of assets covered by the initial asset management agreement includes the Company’s Chairman/CEO and largest individual shareholder, Christopher Clemente, a prominent high net worth family office, and Daito Trust Construction, Ltd., one of the largest publicly traded Japanese developers and managers of multi-family assets.

The transition of the Company’s business platform represents the integration of the previously separate for-sale homebuilding operating platform of CHCI and the commercial development operating platform of Mr. Clemente’s private company into one public company: CHCI. The combination leverages the diverse capabilities and relationships developed over more than 30 years of Comstock’s commercial and residential development operations in the Washington, DC metropolitan area. The enhanced operating platform of CHCI will be service focused, transitioning from an on-balance sheet for-sale homebuilder into an asset manager of investment-grade commercial real estate assets and provider of real estate services operating through two real estate focused platforms:

•	CDS Asset Management (“CAM”) will provide real estate development, asset management and property management services.

•	Comstock Real Estate Services (“CRES”) will provide development supply chain services including capital markets, real estate brokerage, environmental consulting and design services.

“The shift from a for-sale homebuilding operation to a fee-for-service asset management model positions CHCI for greater financial stability, profitability and growth,” said Christopher Clemente, Chairman and Chief Executive Officer of CHCI. “The transition will result in a substantial reduction in short-term and long-term debt; enhancing the overall financial profile of CHCI in the near term as we complete the majority of our for-sale homebuilding projects by year-end 2018, while also positioning CHCI to benefit from tremendous growth taking place in the Dulles Corridor of Fairfax County and Loudoun County. With our initial asset management agreement in place, CHCI is positioned to expand AUM revenue through the development of multiple properties in markets experiencing high-demand for mixed-use, transit-oriented properties that have entitlements substantially in place, while pursuing additional growth in AUM and pursuing service based revenue growth through CRES. We anticipate additional announcements in the coming months that will provide shareholders with additional details regarding our new business focus as well as visibility to the long-term growth prospects of CHCI.”

A detailed discussion of the Company’s strategic approach to creating value is covered in the Company’s latest investor relations presentation, which can be found at www.ComstockCompanies.com.

About Comstock Holding Companies, Inc.

CHCI is a multi-faceted real estate development, asset management and real estate related services company that, since 1985, has designed, developed, constructed and managed several thousand residential units and millions of square feet of residential and mixed-use projects throughout the Washington, DC metropolitan market and in other key markets in the southeastern United States. In early 2018, CHCI transitioned its operating platform from being primarily focused on developing on-balance sheet, for-sale, homebuilding projects to being focused on commercial real estate development, asset management and real estate related services. As a result, CHCI began operating through two real estate focused platforms, CDS Asset Management (“CAM”) and Comstock Real Estate Services (“CRES”). CAM provides real estate development, asset management, and property management services, while CRES provides development supply chain services, including capital markets, real estate brokerage, environmental consulting and design services in the Washington, DC metropolitan area and in New Jersey and Pennsylvania. Anchoring the transition of CHCI is a long-term asset management agreement covering two of the largest transit-oriented, mixed-use developments in the Washington, DC area; Reston Station, a 3 million square foot transit-oriented, mixed-use development located in Reston, VA, and Loudoun Station, a 2.5 million square foot transit-oriented, mixed-use development in Ashburn, VA, as well as other additional development assets. Comstock’s substantial experience in entitling, designing, developing, and managing a diverse range of properties including apartments, single-family homes, townhomes, mid-rise condominiums, high-rise condominiums and mixed-use (residential and commercial) properties, as well as large scale commercial parking garages and infrastructure projects, has positioned the Comstock organization as a premier developer and real estate related service provider in the mid-Atlantic Region. The Company is a publicly traded company, trading on NASDAQ under the symbol CHCI. For more information about CHCI or its businesses, please visit www.ComstockCompanies.com.

About Reston Station

Strategically located mid-way between Tysons Corner and Dulles International Airport, Reston Station is among the largest mixed-use, transit-oriented developments in the Washington, DC area. Located at the terminus of Phase I of Metro’s Silver Line, Reston Station is already home to more than 1,000 residents, numerous businesses, multiple retail establishments, and several restaurants. With more than 1 million square feet of completed and stabilized buildings, more than 2 million square feet of additional development in various stages of entitlement, development and construction, and a 3,500-space underground parking garage and transit facility adjacent to the Wiehle Reston-East Metro Station, the Reston Station neighborhood is taking shape and quickly becoming Fairfax County’s urban focal point in the Dulles Corridor. For more information about Reston Station, please visit; www.RestonStation.com

About Loudoun Station

Located at the terminus station on Metro’s Silver Line, minutes from Dulles International Airport, Loudoun Station represents Loudoun County’s first (and currently its only) Metro-connected development. Loudoun Station has approximately 700,000 square feet of mixed-use development completed, including hundreds of rental apartments, approximately 150,000 square feet of retail, restaurants, and entertainment venues, 50,000 square feet of Class-A office, and a 1,500-space commuter parking garage. More than 2 million square feet of additional development is slated for Loudoun Station. Located adjacent to Metro’s Ashburn Station, the Loudoun Station neighborhood represents Loudoun County’s beginning transformation into a transit connected community with direct connectivity to Dulles International Airport, Reston, Tysons Corner and downtown Washington, DC. As Loudoun County’s only transit connected neighborhood, Loudoun Station has become the new downtown of Loudoun County in the Dulles Corridor. For more information about Loudoun Station, please visit; www.LoudounStation.com

Cautionary Statement Regarding Forward-Looking Statements

This release includes “forward-looking” statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by use of words such as “anticipate,” “believe,” “estimate,” “may,” “intend,” “expect,” “will,” “should,” “seeks” or other similar expressions. Forward-looking statements are based largely on our expectations and involve inherent risks and uncertainties, many of which are beyond our control. You should not place undue reliance on any forward-looking statement, which speaks only as of the date made. Some factors which may affect the accuracy of the forward-looking statements apply generally to the real estate industry, while other factors apply directly to us. Any number of important factors which could cause actual results to differ materially from those in the forward-looking statements include, without limitation: our ability to successfully transition our business platform, including the winding down of our homebuilding business and our performance under the asset management agreement; completion of Comstock’s financial accounting and review procedures; general economic and market conditions, including interest rate levels; our ability to service our debt; inherent risks in investment in real estate; our ability to compete in the markets in which we operate; economic risks in the markets in which we operate, including actions related to government spending; delays in governmental approvals and/or land development activity at our projects; regulatory actions; fluctuations in operating results; our anticipated growth strategies; shortages and increased costs of labor or building materials; the availability and cost of land in desirable areas; adverse weather conditions or natural disasters; our ability to raise debt and equity capital and grow our operations on a profitable basis; and our continuing relationships with affiliates. Additional information concerning these and other important risk and uncertainties can be found under the heading “Risk Factors” in our Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, for the fiscal year ended December 31, 2017. Our actual results could differ materially from these projected or suggested by the forward-looking statements. Comstock claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements contained herein. Comstock specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

Company:

Comstock Holding Companies, Inc.

Christopher Conover, 703-230-1985

Chief Financial Officer: Christopher Conover

Source: Comstock Holding Companies, Inc.